UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2026

Sensei Biotherapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39980	83-1863385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 Research Blvd, Suite 125
Rockville, MD		20850
(Address of Principal Executive Offices)		(Zip Code)

451 D Street, Suite 710
Boston, MA		02210
(Former Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (240) 243-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	SNSE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously announced, Sensei Biotherapeutics, Inc. (the “Company”) will hold its 2026 annual meeting of stockholders (“Annual Meeting”) of the Company on June 10, 2026, at 11:00 a.m. Eastern Daylight Time, unless postponed or adjourned to a later date. At the Annual Meeting, stockholders will be asked to approve, among other things, the issuance of shares of common stock, par value $0.0001 per share (“common stock”), of the Company upon conversion of Series B Non-Voting Convertible Preferred Stock, par value $0.0001 per shares (“Series B Preferred Stock”), which will (a) represent more than 20% of the shares of common stock outstanding and (b) result in the change of control of the Company pursuant to Nasdaq Listing Rules 5635(a) and 5635(b), respectively. In connection with the Annual Meeting, the Company is filing unaudited pro forma condensed consolidated financial information of the Company for the quarter ended March 31, 2026, presenting the historical consolidated financial position of the Company for the quarter ended March 31, 2026, adjusted to give effect to the conversion of the shares of Series B Preferred Stock into shares of common stock.

The unaudited pro forma condensed financial information, including the notes thereto, should be read in conjunction with the financial statements of the Company and the Company’s management’s discussion and analysis of financial condition and results of operations included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the Securities and Exchange Commission (“SEC”) on May 15, 2026. Such unaudited pro forma condensed financial information is presented for illustrative purposes only and may not be an indication of the Company’s financial condition following the conversion of the Series B Preferred Stock for several reasons. The unaudited pro forma condensed financial information has been derived from the historical unaudited financial statements of the Company for the quarter ended March 31, 2026, and certain adjustments and assumptions have been made regarding the Company after giving effect to the conversion of the Series B Preferred Stock. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with accuracy. Moreover, the unaudited pro forma condensed financial information does not reflect all costs that are expected to be incurred by the Company in connection with the conversion of the Series B Preferred Stock. As a result, the actual financial condition of the Company following the conversion of the Series B Preferred Stock may not be consistent with, or evident from, the unaudited pro forma condensed financial information. The assumptions used in preparing the unaudited pro forma condensed financial information may not prove to be accurate, and other factors may affect the Company’s financial condition following the conversion of the Series B Preferred Stock. For more information, please see Exhibit 99.1 attached hereto and incorporated herein by reference.

For more information regarding the Annual Meeting, please refer to the Company’s Definitive Proxy Statement, filed with the SEC on April 27, 2026.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Unaudited Pro Forma Condensed Financial Information of Sensei Biotherapeutics, Inc. for the quarter ended March 31, 2026.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sensei Biotherapeutics, Inc.

Date: May 21, 2026	/s/ Christopher W. Gerry
Christopher W. Gerry
President and General Counsel